Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

August 23, 2024

Board of Trustees

RLJ Lodging Trust

7373 Wisconsin Avenue, Suite 1500

Bethesda, MD 20814

To the addressee referred to above:

We are acting as counsel to RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), and RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the issuance and sale from time to time of up to $150,000,000 aggregate gross proceeds of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), pursuant to the terms of the Equity Distribution Agreement, dated August 23, 2024, among the Company, the Operating Partnership and each of the persons named on Schedule 1, Schedule 2 and Schedule 3 attached hereto (the “Equity Distribution Agreement”), which, among other things, contemplates that the Company may from time to time enter into one or more forward sale transaction master confirmations with each of the persons named on Schedule 3 attached hereto, the form of which is attached as Exhibit 3(b) to the Equity Distribution Agreement (the “Forward Sale Agreements” and, together with the Equity Distribution Agreement, the “Agreements”). Pursuant to the Forward Sale Agreements, the Company may issue, sell or deliver additional Common Shares (the “Forward Settlement Shares” and, together with the Offered Shares, the “Shares”) in settlement of the transactions contemplated by the Forward Sale Agreements. The offering of the Shares is being made pursuant to a prospectus supplement dated August 23, 2024 and the accompanying base prospectus dated August 23, 2024 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-281751) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed.  In examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement of Declaration of Trust, as amended. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Berlin Beijing Birmingham Boston Brussels Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Warsaw Washington, D.C. Associated Offices: Budapest Jakarta Shanghai FTZ. Business Service Centers: Johannesburg Louisville. For more information see www.hoganlovells.com

Board of Trustees RLJ Lodging Trust	- 2 -	August 23, 2024

This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Equity Distribution Agreement, (ii) execution and delivery by the Company of each Forward Sale Agreement relating to any forward purchase pursuant to the Equity Distribution Agreement in the form attached as Exhibit 3(b) to the Equity Distribution Agreement, together with the relevant supplemental confirmation thereto (the “Supplemental Confirmation”), (iii) authorization by the Company’s Board of Trustees, or authorization by a duly authorized pricing committee thereof, within the limitations established by resolutions duly adopted by the Company’s Board of Trustees and duly authorized pricing committee thereof and, in each case, made available to us, of the terms pursuant to which the Shares may be sold pursuant to the Agreements, (iv) authorization by a duly authorized executive officer, designated by the Company’s Board of Trustees to approve instruction notices (each, an “Instruction Notice”) under the Agreements, of the terms of the applicable Instruction Notice and Supplemental Confirmation (if any) executed in a manner consistent with the foregoing and pursuant to which the Shares may be sold pursuant to the Agreements, (v) issuance of the Shares pursuant to the terms established by the Company’s Board of Trustees and the pricing committee thereof and the terms of the applicable Instruction Notice and Supplemental Confirmation (if any) and (vi) receipt by the Company of the proceeds for the Shares sold pursuant to such terms and such applicable Instruction Notice and Supplemental Confirmation (if any), the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and the Prospectus, and speaks as of the date hereof. We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

Board of Trustees RLJ Lodging Trust	- 3 -	August 23, 2024

Schedule 1

AGENTS

Wells Fargo Securities, LLC

500 West 33rd St, 14th Floor

New York, New York 10001

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Capital One Securities, Inc.

299 Park Avenue

New York, New York 10171

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Board of Trustees RLJ Lodging Trust	- 4 -	August 23, 2024

Schedule 2

FORWARD SELLERS

Wells Fargo Securities, LLC

500 West 33rd St, 14th Floor

New York, New York 10001

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Board of Trustees RLJ Lodging Trust	- 5 -	August 23, 2024

Schedule 3

FORWARD PURCHASERS

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716